EXHIBIT 23.0--CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference to page 31 of this Form 10-K of our report dated January 27, 1995 of Inter-Tel, Incorporated.

         Our audits also included the financial statement schedules of Inter-Tel, Incorporated listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based upon our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-58161), Registration Statement (Form S-8 No. 2-94805), in the Registration Statement (Form S-8 No. 33-40353), and in the Registration Statement (Form S-8 No. 33-73620) of our report dated January 27, 1995, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in this Form 10-K of Inter-Tel, Incorporated.



Phoenix, Arizona                            /S/  ERNST & YOUNG LLP
March 17, 1995